Press Release

SINCLAIR REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

BALTIMORE (August 6, 2025) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and six months ended June 30, 2025.

Highlights:
•Adjusted EBITDA came in above the midpoint of guidance for the second quarter
•Appointed Narinder Sahai as Executive Vice President and Chief Financial Officer
•Conrad Clemson appointed as CEO of EdgeBeam Wireless, the Company's NextGen Broadcast Joint Venture with industry peers
•Core advertising revenues grew by $13 million year-over-year, in-line with expectations
•$81 million par value of the Sinclair Television Group notes due in 2027 repurchased in the second quarter for $77 million cash
•In mid-March, the Company acquired the remaining 75% of Digital Remedy that it did not previously own, and in June, rebranded the Compulse business under the Digital Remedy name
•Non-traditional broadcast assets continue to expand rapidly with five new AMP sports podcasts announced including four focused on some of the most historic programs in college football and one on the WNBA
•Record growth delivered by multicast network platforms in the second quarter

CEO Comment:
"Sinclair delivered solid second quarter results, successfully navigating a challenging macro-economic environment, with Adjusted EBITDA exceeding the midpoint of our second quarter guidance. In addition, we are pleased to welcome our new Chief Financial Officer Narinder Sahai, and we look forward to his contributions to our successes over the coming years. On the regulatory front, we remain optimistic as deregulation continues to accelerate for the industry. We successfully rebranded Compulse under the Digital Remedy name, following our recent acquisition. Digital Remedy is a 'Rule of 40' software company focusing on omnichannel media activation solutions with a specialty in Connected TV offerings. Our multicast networks delivered record-breaking growth in the quarter, and are very well-positioned with new, fan-favorite hits launching on our networks in the fall. Finally, our audio strategy continues to expand as we launched five new AMP sports podcasts over the last couple of months, adding to our market-leading sports podcast programming."

Recent Company Developments:

Content and Distribution:
•Year-to-date, Sinclair's newsrooms have won a total of 208 journalism awards, including 25 RTDNA regional Edward R. Murrow Awards.
•In June, WTA Ventures (Women's Tennis Association) and Tennis Channel announced a new six-year media rights deal ensuring that Tennis Channel platforms will continue to be the exclusive home of WTA tennis in the United States through 2032.

•In June, the Company launched two local sports podcasts: "The Script" is a podcast on the Ohio State Buckeyes with former Ohio State stars Cardale Jones and Chris “Beanie” Wells, along with ABC6/FOX28 Sports Director Dave Holmes; and "The Dynasty", a podcast on the Alabama Crimson Tide with former Alabama stars AJ McCarron and Trent Richardson, along with Chris Stewart, the voice of Alabama football.
•In April, Tennis Channel and the International Tennis Federation (ITF) announced a multi-year extension of their long-running partnership with the Billie Jean King Cup by GainbridgeTM and Davis Cup, the World Cup of Tennis events for women and men, respectively.
Community:
•In July, Sinclair Cares ran two campaigns, one raising nearly $200,000 in support of Texas Flood relief, and another partnering with the American Cancer Society to raise awareness and support free rides to medical treatments.
Investment Portfolio:
•During the second quarter, Sinclair Ventures, LLC (Ventures) made approximately $11 million in minority investments as required by our outstanding funding commitments and received distributions of approximately $6 million.
Transactions:
•In June, the Company purchased the broadcast assets of WSJV in South Bend-Elkhart, IN from Gray Television, Inc. ("Gray"), and sold the broadcast assets of WHOI in Peoria/Bloomington, IL to Gray.
•In June, the Company acquired the license assets of KXVO in Omaha, NE, from Mitts Telecasting Company. The Company previously oversaw operations of the station under a Local Marketing Agreement ("LMA").
•In July, the Company sold its stations within Milwaukee, WI (WVTV), Springfield, IL (WICS/WICD), Ottumwa, IA (KTVO), and Quincy, IL (KHQA).
•In July, the Company launched WKOF in Syracuse, NY as an ATSC 3.0 lighthouse, marking the first time a television license was initiated under the NextGen Broadcast (ATSC 3.0) standard.
•In August, the Company acquired the license assets of WOLF in Hazleton, PA and WGFL in High Springs, FL from New Age Media, LLC. The Company previously oversaw the operations of the stations under Management Services Agreements ("MSA").
•In August, the Company acquired the license assets of KMEG in Sioux City, IA from Waitt Broadcasting. The Company previously oversaw the operations of the stations under a Joint Sales Agreement ("JSA").

Financial Results:

Three Months Ended June 30, 2025 Consolidated Financial Results:
•Total revenues decreased 5% to $784 million versus $829 million in the prior year period. Media revenues decreased 5% to $777 million versus $819 million in the prior year period.
•Total advertising revenues of $322 million decreased 6% versus $343 million in the prior year period. Core advertising revenues, which exclude political revenues, of $316 million were up 4% versus $303 million in the prior year period.
•Distribution revenues of $434 million decreased versus $435 million in the prior year period.
•Operating income of $21 million declined versus $64 million in the prior year period.

•Net loss attributable to the Company was $64 million versus net income of $17 million in the prior year period.
•Adjusted EBITDA decreased 35% to $103 million from $158 million in the prior year period.
•Diluted loss per common share was $0.91 as compared to diluted earnings per common share of $0.27 in the prior year period.
Six Months Ended June 30, 2025 Consolidated Financial Results:
•Total revenues decreased 4% to $1,560 million versus $1,627 million in the prior year period. Media revenues decreased 4% to $1,547 million versus $1,611 million in the prior year period.
•Total advertising revenues of $620 million decreased 7% versus $664 million in the prior year period. Core advertising revenues, which exclude political revenues, of $608 million were up 1% versus $600 million in the prior year period.
•Distribution revenues of $885 million increased versus $871 million in the prior year period.
•Operating income of $35 million declined versus $106 million in the prior year period.
•Net loss attributable to the Company was $220 million versus net income of $40 million in the prior year period.
•Adjusted EBITDA decreased 28% to $215 million from $297 million in the prior year period.
•Diluted loss per common share was $3.20 as compared to diluted earnings per common share of $0.61 in the prior year period.

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel streaming service; TennisChannel 2, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions, technical services, and other non-media investments.

Three months ended June 30, 2025	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$380	$54	$—	$—	$434
Core advertising revenue	272	13	38	(7)	316
Political advertising revenue	6	—	—	—	6
Other media revenue	21	1	—	(1)	21
Media revenues	$679	$68	$38	$(8)	$777
Non-media revenue	—	—	8	(1)	7
Total revenues	$679	$68	$46	$(9)	$784

Media programming and production expenses	$380	$39	$1	$—	$420
Media selling, general and administrative expenses	162	15	31	(8)	200
Non-media expenses	2	—	12	(1)	13
Amortization of program costs	17	—	—	—	17
Corporate general and administrative expenses	27	1	1	16	45
Stock-based compensation	11	—	—	4	15
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	(3)	—	1	—	(2)
Interest expense (net)(a)	78	—	(5)	—	73
Capital expenditures	17	—	—	—	17
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	6	—	6
Net cash taxes paid					32

Net loss					(62)
Operating income (loss)	65	8	1	(53)	21
Adjusted EBITDA(b)	99	13	3	(12)	103
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Three months ended June 30, 2024	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$384	$51	$—	$—	$435
Core advertising revenue	285	14	9	(5)	303
Political advertising revenue	40	—	—	—	40
Other media revenue	41	2	—	(2)	41
Media revenues	$750	$67	$9	$(7)	$819
Non-media revenue	—	—	11	(1)	10
Total revenues	$750	$67	$20	$(8)	$829

Media programming and production expenses	$382	$43	$—	$—	$425
Media selling, general and administrative expenses	178	17	5	(6)	194
Non-media expenses	2	—	12	(1)	13
Amortization of program costs	18	—	—	—	18
Corporate general and administrative expenses	29	—	1	20	50
Stock-based compensation	10	—	—	—	10
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	12	—	1	6	19
Interest expense (net)(a)	71	—	(3)	—	68
Capital expenditures	23	—	—	—	23
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	109	—	109
Net cash taxes paid					1

Net income					19
Operating income (loss)	83	1	—	(20)	64
Adjusted EBITDA(b)	163	7	3	(15)	158
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Consolidated Balance Sheet and Cash Flow Highlights of the Company:
•Total Company debt as of June 30, 2025 was $4,106 million.
•In the second quarter, the Company repurchased $81 million of Sinclair Television Group Notes due 2027 for $77 million in cash.
•Cash and cash equivalents for the Company as of June 30, 2025 was $616 million, of which $224 million was SBG cash and $393 million was Ventures cash.
•As of June 30, 2025, 45.9 million Class A common shares and 23.8 million Class B common shares were outstanding, for a total of 69.7 million common shares.
•In June, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the second quarter of 2025 were $17 million.

Notes:
Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.
Due to rounding, some segment numbers may not tie to consolidated totals

Outlook:
The Company currently expects to achieve the following results for the three months ending September 30, 2025 and the twelve months ending December 31, 2025.

For the three months ending September 30, 2025 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue	$257 to 266	$14	$36 to 38	$(4)	$303 to 314
Political advertising revenue	7 to 8	—	—	—	7 to 8
Advertising revenue	$264 to 274	$14	$36 to 38	$(4)	$310 to 322
Distribution revenue	362 to 370	50 to 54	—	—	413 to 425
Other media revenue	22	1	—	(1)	21
Media revenues	$648 to 666	$65 to 70	$36 to 38	$(6) to (5)	$744 to 768
Non-media revenue	—	—	9	(1)	8
Total revenues	$648 to 666	$65 to 70	$45 to 48	$(7) to (6)	$752 to776

Media programming & production expenses and media selling, general and administrative expenses	$545 to 555	$52	$31	$(7) to (6)	$623 to 631
Non-media expenses	2	—	12	—	14
Amortization of program costs	17	—	—	—	17
Corporate general and administrative	24	1	1	14	40
Stock-based compensation	8	—	1	—	9
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	6	—	—	—	6

Interest expense (net)(a)	80	—	(5)	—	75
Capital expenditures	25 to 27	1	—	—	26 to 28
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from equity investments	—	—	2	—	2
Net cash tax payments					4 to 6

Operating Income	$1 to 16	$7 to 12	$0 to 1	$(13) to (12)	$(6) to 17
Adjusted EBITDA(b)	$71 to 86	$12 to 17	$2 to 4	$(14) to (13)	$71 to 93
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

For the twelve months ending December 31, 2025 ($ in millions)	Consolidated
Non-media expenses	$52
Amortization of program costs	$72
Corporate general and administrative	$176
Stock based compensation	$54
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	$18
Interest expense (net)(a)	$356
Capital expenditures	$82 to 85
Distributions to noncontrolling interests	$11
Cash distributions from equity investments	$29
Net cash tax payments	$43 to 49
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income. Includes $68 million of non-recurring fees and expenses related to our comprehensive refinancing, which closed in the three months ended March 31, 2025.

Sinclair Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's second quarter 2025 results on Wednesday, August 6, 2025, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 357349.

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 178 television stations in 81 markets affiliated with all major broadcast networks; owns Tennis Channel, the premium destination for tennis enthusiasts; multicast networks CHARGE, Comet, ROAR and The Nest; and the nation’s largest streaming aggregator of local news content, NewsON. Sinclair’s AMP Media produces a growing portfolio of digital content and original podcasts. Additional information about Sinclair can be found at www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES:
Media revenues	$777	$819	$1,547	$1,611
Non-media revenues	7	10	13	16
Total revenues	784	829	1,560	1,627

OPERATING EXPENSES:
Media programming and production expenses	420	425	838	833
Media selling, general and administrative expenses	200	194	392	390
Amortization of program costs	17	18	36	37
Non-media expenses	13	13	24	25
Depreciation of property and equipment	24	25	50	50
Corporate general and administrative expenses	45	50	97	108
Amortization of definite-lived intangible assets	35	38	71	76
Loss on asset dispositions and other, net	9	2	17	2
Total operating expenses	763	765	1,525	1,521
Operating income	21	64	35	106

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(82)	(76)	(226)	(152)
Gain on extinguishment of debt	4	—	6	1
(Loss) income from equity method investments	(1)	78	(7)	92
Other expense, net	(18)	(42)	(84)	(2)
Total other expense, net	(97)	(40)	(311)	(61)
(Loss) income before income taxes	(76)	24	(276)	45
INCOME TAX BENEFIT (PROVISION)	14	(5)	60	(1)
NET (LOSS) INCOME	(62)	19	(216)	44
Net income attributable to the noncontrolling interests	(2)	(2)	(4)	(4)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR	$(64)	$17	$(220)	$40
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$(0.91)	$0.27	$(3.20)	$0.61
Diluted earnings per share	$(0.91)	$0.27	$(3.20)	$0.61
Basic weighted average common shares outstanding (in thousands)	69,589	66,189	68,545	65,172
Diluted weighted average common and common equivalent shares outstanding (in thousands)	69,589	66,189	68,545	65,296

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors use to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, below, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
All periods reclassified to conform with current year GAAP presentation
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Consolidated Sinclair, Inc. Net Income to Consolidated Adjusted EBITDA
Net (loss) income	$(62)	$19	$(216)	$44
Add: Income tax (benefit) provision	(14)	5	(60)	1
Add: Other (income) expense	(3)	2	(3)	(26)
Add: Loss (income) from equity method investments	1	(78)	7	(92)
Add: Loss from other investments and impairments	30	47	103	45
Add: Gain on extinguishment of debt/insurance proceeds	(5)	(1)	(7)	(3)
Add: Interest expense	82	76	226	152
Less: Interest income	(7)	(6)	(15)	(15)
Less: Loss on asset dispositions and other, net	9	2	17	2
Add: Amortization of intangible assets & other assets	35	38	71	76
Add: Depreciation of property & equipment	24	25	50	50
Add: Stock-based compensation	15	10	36	38
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	(2)	19	6	25
Adjusted EBITDA	$103	$158	$215	$297

Three months ended June 30, 2025	Local Media	Tennis	Other
($ in millions)
Total revenues	$679	$68	$46
Media programming and production expenses	380	39	1
Media selling, general and administrative expenses	162	15	31
Depreciation and intangible amortization expenses	54	5	—
Amortization of program costs	17	—	—
Corporate general and administrative expenses	27	1	1
Non-media expenses	2	—	12
Gain on asset dispositions and other, net	(28)	—	—
Segment operating income	$65	$8	$1

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$65	$8	$1
Depreciation and intangible amortization expenses	54	5	—
Gain on asset dispositions and other, net	(28)	—	—
Stock-based compensation	11	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	(3)	—	1
Segment Adjusted EBITDA	$99	$13	$3

Three months ended June 30, 2024	Local Media	Tennis	Other
($ in millions)
Total revenues	$750	$67	$20
Media programming and production expenses	382	43	—
Media selling, general and administrative expenses	178	17	5
Depreciation and intangible amortization expenses	58	6	—
Amortization of program costs	18	—	—
Corporate general and administrative expenses	29	—	1
Non-media expenses	2	—	12
Loss on asset dispositions and other, net	—	—	2
Segment operating income	$83	$1	$—

Reconciliation of Segment GAAP Operating Income to Segment Adjusted EBITDA:
Segment operating income	$83	$1	$—
Depreciation and intangible amortization expenses	58	6	—
Loss on asset dispositions and other, net	—	—	2
Stock-based compensation	10	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	12	—	1
Segment Adjusted EBITDA	$163	$7	$3

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

Investor Contacts:
Christopher C. King, VP, Investor Relations
Billie-Jo McIntire, VP, Corporate Finance
(410) 568-1500

Media Contact:
jbellucci-c@sbgtv.com